United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 5, 2021

Date of Report (Date of earliest event reported)

OPY Acquisition Corp. I

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40968	85-2624164
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 Broad Street New York, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203)353-7610

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	OHAAU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	OHAA	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	OHAAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02. Unregistered Sales of Equity Securities.

On November 5, 2021, OPY Acquisition Corp. I closed on the Over-Allotment Option given to the underwriters in the IPO. Simultaneously with the closing of the Over-Allotment Option, the Company consummated the private placement (“Private Placement”) with the Sponsor of 110,000 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant, generating total proceeds of $165,000.

The Private Placement Warrants are identical to the Warrants sold in the IPO except that our Sponsor has agreed not to transfer, assign, or sell any of the Private Placement Warrants or underlying securities (except in limited circumstances, as described in the Registration Statement) until the date that is 30 days after the date we complete our initial business combination. Our Sponsors were granted certain demand and piggyback registration rights in connection with the purchase of the Private Placement Warrants.

Item 8.01. Other Events

As previously disclosed, on October 29, 2021, OPY Acquisition Corp. I (the “Company”) consummated its initial public offering (the “IPO”) of 11,000,000 units (the “Units”), each Unit consisting of one share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”) and one-half of one redeemable warrant (“Warrant”), each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $110,000,000. Concurrent with the IPO, OPY Acquisition LLC I, the sponsor of the Company, purchased 2,100,667 warrants in a private placement at a per warrant price of $1.50 resulting in gross proceeds of $3,151,000.

In connection with the IPO, the Company granted the underwriters the option to purchase an additional 1,650,000 Units (the “Over Allotment Option”). The underwriters opted to exercise the Over-Allotment Option in full and the sale of the additional Units closed on November 5, 2021 resulting in gross proceeds of $16,500,000. In connection with the closing of the Over-Allotment Option, the sponsor purchased an additional 110,000 Private Placement Warrants at $1.50 for total proceeds from the Private Placement of $165,000.

As of November 5, 2021, a total of $127,765,000 of the net proceeds from the IPO and the Private Placements were deposited in a trust account established for the benefit of the Company’s public stockholders. An unaudited pro forma balance sheet as of October 29, 2021 reflecting receipt of the proceeds upon consummation of the IPO, the private placements and the exercise of the Over-Allotment Option is filed herewith as Exhibit 99.1 hereto.

On November 5, 2021, the Company issued a press release announcing the closing of the Over-Allotment Option. The press release is filed as Exhibit 99.2 hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Pro Forma Balance Sheet as of October 29, 2021 (unaudited).

99.2	Press Release dated November 5, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2021

OPY ACQUISITION CORP. I

By:	/s/ Jonathan B. Siegel
Name: Jonathan B. Siegel
Title: Chairman and Chief Executive Officer